As filed with the Securities and Exchange Commission on February 28, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

MENLO THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3757789
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

200 Cardinal Way, 2nd Floor Redwood City, California	94063
(Address of principal executive offices)	(Zip code)

2018 Omnibus Incentive Plan

2018 Employee Stock Purchase Plan

(Full title of the plan)

Steven L. Basta

Chief Executive Officer

Menlo Therapeutics Inc.

200 Cardinal Way, 2nd Floor

Redwood City, California 94063

(Name and address of agent for service)

(650) 486-1416

(Telephone number, including area code, of agent for service)

Copies to:

David J. Saul General Counsel Menlo Therapeutics Inc. 200 Cardinal Way, 2nd Floor Redwood City, California 94063 Telephone: (650) 486-1416 Facsimile: (650) 249-0205	Stephen B. Thau Alfredo B. D. Silva Morrison & Foerster LLP 425 Market Street San Francisco, California 94105 (415) 268-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value per share	929,327 (3)	$8.40	$7,806,347	$946.13
Common Stock, $0.0001 par value per share	232,332 (4)	$8.40	$1,951,589	$236.53
TOTAL	1,161,659	$8.40	$9,757,936	$1,182.66

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under 2018 Omnibus Incentive Plan (the “2018 Plan”) and 2018 Employee Stock Purchase Plan (the “ESPP” and, together with the 2018 Plan the “Plans”), by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or certain other similar transactions effected without the Registrant’s receipt of consideration that result in an increase in the number of the outstanding shares of the common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan described herein.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the Plans are based on the average of the high and the low price of the Registrant’s common stock as reported on The Nasdaq Global Select Market on February 26, 2019.

(3)	Represents the additional shares of common stock available for future issuance under the Registrant’s 2018 Plan resulting from an annual increase as of January 1, 2019.
(4)	Represents the additional shares of common stock available for future issuance under the Registrant’s ESPP resulting from an annual increase as of January 1, 2019.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

Menlo Therapeutics Inc. (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-222758) on January 29, 2018 relating to shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be offered and sold under the 2018 Omnibus Incentive Plan (the “2018 Plan”) and the 2018 Employee Stock Purchase Plan (the “ESPP”). The Company is hereby registering an additional 929,327 shares of Common Stock issuable under the 2018 Plan and 232,332 shares of Common Stock issuable under the ESPP, none of which have been issued as of the date of this Registration Statement.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON

FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 29, 2018 (File Nos. 333-222758) is incorporated by reference herein.

Exhibit Index

Item 8.	Exhibits.

Exhibit Number		Incorporated by Reference			Filed Herewith
	Exhibit Description	Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation.	8-K	1/29/2018	3.1

4.2	Amended and Restated Bylaws.	8-K	1/29/2018	3.2

4.3	Form of Common Stock Certificate.	S-1/A	1/12/2018	4.2

4.4	Second Amended and Restated Investors’ Rights Agreement, dated June 28, 2017, by and among the Company and the Investors listed therein.	S-1/A	1/12/2018	4.3

5.1*	Opinion of Latham & Watkins LLP.				X

23.1*	Consent of independent registered public accounting firm.				X

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1*	Power of Attorney. Reference is made to the signature page to the Registration Statement				X

99.1(a)#	2018 Omnibus Incentive Plan.	S-1/A	1/12/2018	10.5(a)

99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2018 Equity Incentive Plan.	S-1/A	1/12/2018	10.5(b)

99.2#	2018 Employee Stock Purchase Plan.	S-1/A	1/12/2018	10.6

#Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 28th day of February 2019.

By:	/s/ Steven Basta
Steven Basta
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven Basta and Kristine Ball, jointly and severally, as his or her true and lawful attorney‑in‑fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post‑effective amendments to the registration statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys‑in‑fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ Steven Basta
Steven Basta	President, Chief Executive Officer, and Director (Principal Executive Officer)	February 28, 2019

/s/ Kristine Ball
Kristine Ball	Senior Vice President, Corporate Strategy and Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2019

/s/ Paul Berns
Paul Berns	Director	February 28, 2019

/s/ Albert Cha
Albert Cha	Director	February 28, 2019

/s/ Ted Ebel
Ted Ebel	Director	February 28, 2019

/s/ David McGirr
David McGirr	Director	February 28, 2019

/s/ Aaron Royston
Aaron Royston	Director	February 28, 2019

/s/ Scott Whitcup
Scott Whitcup	Director	February 28, 2019